Exhibit 99-1

                         HOME PROPERTIES
                     RETIREMENT SAVINGS PLAN

                        FINANCIAL REPORT

                        DECEMBER 31, 1998

                        TABLE OF CONTENTS


       Independent Auditors' Report                    1

       Statements of Net Assets Available for Benefits
           With Fund Information - 1998                2 - 3

       Statements of Net Assets Available for Benefits
           With Fund Information - 1997                4 - 5

       Statement of Changes in Net Assets Available for
           Benefits with Fund Information - 1998        6 - 7

       Notes to Financial Statements                   8 - 13
       ________________________________________________

       Independent Auditors' Report on the
           Supplementary Information                   14

       Schedule of Assets Held for Investment
           Purposes                                    15 - 17

       Schedule of Reportable 5% Transactions          18

       Schedule of Loans or Fixed Income
           Obligations                                 19

                  INDEPENDENT AUDITORS' REPORT


To The Board of Trustees of
Home Properties
Retirement Savings Plan
Rochester, New York

We have audited the accompanying statements of net assets available for benefits of Home Properties Retirement Savings Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In  our  opinion,  the financial statements,  referred  to  above
present  fairly,  in  all  material  respects,  the  net   assets
available for benefits of the Plan as of December 31, 1998 and 1997, and the change in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Respectfully Submitted,

/s/ Insero, Kasperski, Ciaccia & Co., P.C.

Insero, Kasperski, Ciaccia & Co., P.C.
Certified Public Accountants

Rochester, New York
April 23, 1999

         STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                      WITH FUND INFORMATION
                   DECEMBER 31, 1998 AND 1997

                                    1998
                                                      Growth With
                                                  All     Reduced
ASSETS                                Stable   Equity  Volatility

Investments at Fair Value (Notes 2
and 3):
  Money Market Funds                   $ 605 $ 28,752    $ 19,569
  Common Trust Fund                  337,355        -           -
  U.S. Government and Agency               -        -     198,036
Obligations
  Corporate Obligations                    -        -           -
  Common Stock                             -  453,953      90,111
  Mutual Funds                             -   96,811      41,074
  Participant Notes                        -        -           -

Total Investments at Fair Value      337,960  579,516     348,790

Receivables
  Employer Contributions              30,103   71,310      45,506
  Participant Contributions            6,961   13,006      10,722
  Participant Loans                    1,273      732         650
  Accrued Income                       1,620      323       2,695
  Other                                   70    3,871         715

Total Receivables                     40,027   89,242      60,288

Total Assets                         377,987  668,758     409,078

LIABILITIES                                -        -           -

Net Assets Available for Benefits   $377,987 $668,758    $409,078

See Notes to Financial Statements.

                      1998


   Long-Term    Company   Participant        Total
      Growth      Stock         Notes         1998


    $ 40,578   $ 56,991      $      -    $ 146,495
           -          -             -      337,355
     446,315          -             -      644,351
      14,156          -             -       14,156
     472,460    236,437             -    1,252,961
     148,557          -             -      286,442
           -          -       130,247      130,247

   1,122,066    293,428       130,247    2,812,007


     118,689     51,478             -      317,086
      24,957     11,222             -       66,868
       1,172        907             -        4,734
       5,785        616             -       11,039
       4,157      2,200             -       11,013

     154,760     66,423             -      410,740

   1,276,826    359,851       130,247    3,222,747

           -          -             -            -

 $ 1,276,826  $ 359,851     $ 130,247  $ 3,222,747

         STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                      WITH FUND INFORMATION
                   DECEMBER 31, 1998 AND 1997

                             1997
----------------------------------------------------------------

                                                          Growth
                                                            With
                                                 All     Reduced
ASSETS                               Stable   Equity  Volatility

Investments at Fair Value (Notes 2 and 3):
  Money Market Funds               $      -  $31,494    $  5,248

  Common Trust Fund                 207,971        -           -
  U.S. Government and Agency
Obligations                               -        -      89,800
  Common Stock                            -  229,651      81,951
  Mutual Funds                            -   29,911      29,835
  Participant Notes                       -        -           -
Total Investments at Fair Value     207,971  291,056     206,834


Receivables
  Employer Contributions             18,039   46,843      24,480
  Participant Contributions           2,794    7,200       4,143
  Participant Loans                     684      234         494
  Accrued Interest                    1,057      142       1,322

Total Receivables                    22,574   54,419      30,439

Total Assets                        230,545  345,475     237,273

LIABILITIES                               -        -           -

Net Assets Available for Benefits  $230,545 $345,475    $237,273

See Notes to Financial Statements.

                        1997
  -------------------------------------------------


  Long-Term     Company   Participant         Total
     Growth       Stock         Notes          1997


    $ 8,550   $  14,010           $ -     $  59,302
          -           -             -       207,971
    149,516           -             -       239,316
    351,227      98,203             -       761,032
     82,335           -             -       142,081
          -           -        55,675        55,675

    591,628     112,213        55,675     1,465,377


     75,535      15,938             -       180,835
     12,695       2,368             -        29,200
        439         434             -         2,285
      2,986         349             -         5,856

     91,655      19,089             -       218,176

    683,283     131,302        55,675     1,683,553

          -           -             -             -

   $683,283    $131,302       $55,675    $1,683,553

    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      WITH FUND INFORMATION
              FOR THE YEAR ENDED DECEMBER 31, 1998


                                   |        Participant Directed

                                                          Growth
                                                            With
                                                 All     Reduced
INCREASES IN NET ASSETS              Stable   Equity  Volatility

Investment Income:
  Interest and Dividends            $15,666  $11,561   $  12,857


  Net Appreciation (Depreciation)
in Fair Value of
     Investments (Note 3)                 -  (33,301)      2,825

Total Investment Income              15,666  (21,740)     15,682


Contributions
  Employer                           30,103   71,310      45,506
  Employee                           64,056  169,464     100,418
  Rollover                           70,324  124,493      39,029


Total Increases                     180,149  343,527     200,635


DECREASES IN NET ASSETS



  Benefits Paid to Participants       5,507    7,873      21,334
  Administrative Expenses             2,596    4,259       4,100

Total Decreases                       8,103   12,132      25,434

Net Increase Prior to Interfund
Transfers                           172,046  331,395     175,201

Interfund Transfers                 (24,604) (8,112)     (3,396)



Net Increase                        147,442  323,283     171,805

Net Assets Available for Benefits -
Beginning                           230,545  345,475     237,273


Net Assets Available for Benefits -
Ending                             $377,987 $668,758    $409,078


See Notes to Financial Statements.

                  1998

                  Participant Directed             |
   Long-Term    Company   Participant        Total
      Growth      Stock         Notes         1998


    $ 36,929   $ 11,979       $ 8,364     $ 97,356

      16,905     (6,932)            -     (20,503)

      53,834      5,047         8,364       76,853


     118,689     51,478             -      317,086
     269,790    103,458             -      707,186
     232,504     81,657             -      548,007

     674,817    241,640         8,364    1,649,132



      42,462      7,775         2,287       87,238
      11,557        188             -       22,700

      54,019      7,963         2,287      109,938

     620,798    233,677         6,077    1,539,194

     (27,255)    (5,128)       68,495            -

     593,543    228,549        74,572    1,539,194

     683,283    131,302        55,675    1,683,553

  $1,276,826   $359,851      $130,247   $3,222,747

              NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 1998 AND 1997

Note 1 Description of Plan
       The following description of the Home Properties Retirement Savings Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

        General
       The Plan is a defined contribution plan covering all employees of Home Properties of New York, Inc. who are 21 years of age or older and who have completed one year of service (including years of service with a company acquired by Home Properties of New York, Inc.) It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

       Trust
       State Street Bank and Trust Co. (Exeter Trust) serves as trustee of the Plan.

        Contributions
       Each year, the sponsor may contribute such amount as its Board of Directors shall, at its discretion, determine. Employees may contribute to the Plan a percentage of their compensation or a fixed dollar amount each pay period. In addition, the employer makes a matching contribution based on participants' tax deferred contributions.

        Participant Accounts
       Each participant's account is credited with an allocation of: (1) his or her tax deferred contribution, (2) the company's contributions, (3) Plan earnings, and (4) forfeitures of terminated participants' non-vested accounts. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

        Vesting
       Each participant's interest in his/her employee contribution account is fully vested at all times. The Plan provides for vesting in the employer contribution account of 20% after two years, 40% after three years, 60% after four years, 80% after five years, and 100% after six years of service.

       Investment Options
       Effective January 1, 1997 and upon enrollment in the Plan, a participant may direct contributions to the Plan to any of five investment options.

       1)Stable Income - This Option invests in a pooled investment trust fund. The Fund is comprised of a diversified portfolio of GIC's and/or other stable value investments, such as certificates of deposits. The objective of this option is to generate a relatively high rate of interest while protecting against declines in market value.

       2)All  Equity - This Portfolio consists of common  stocks.
          The objective is to generate capital growth over time.

       3)Growth   with   Reduced  Volatility  -  This   Portfolio
          consists of common stocks, bonds and cash equivalents in an effort to generate a significant rate of capital growth over time.

       4)Long-Term Growth - This Portfolio consists of common stocks, bonds and cash equivalents in an effort to generate a significant rate of capital growth over time.

       5)Company Stock - Participants may invest in common stock of Home Properties of New York, Inc.

       Participant Notes Receivable
       Participants may borrow from their accounts a minimum of $1,000 to a maximum equal to the lessor of $50,000 or 50% of their vested account balance. Loan transactions are treated as a transfer to (from) the investment fund from
       (to) the Participant Notes Fund. Loan terms range from one to five years, or longer for the purchase of a primary residence. The loans are collateralized by the balance in the participant's account and bear interest at the prime rate plus one percent (1%) in effect on the first day of the month in which the loan is made. Interest rates range from 8.75% to 9.75% for the current outstanding notes. Principal and interest is paid ratably through weekly or semi-monthly payroll deductions.

       Payment of Benefits
       The Plan provides for normal retirement benefits upon reaching age 65 and has provisions for early retirement, disability, death and termination benefits for those participants who are eligible to receive such benefits.

       On termination of service, a participant may elect to receive:

       1)A lump sum amount equal to the value of his or her account, or

       2)Annual  installments over a period of time not to exceed
          15 years.

       Plan Termination
       Although the Company has not expressed an intent to do so, the Company has the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

       Tax Status
       In October, 1993, the Company adopted a prototype plan which received a favorable determination letter from the Internal Revenue Service in April, 1993 stating that the Plan qualifies under the applicable provisions of the Internal Revenue Code, including Section 401(k). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

Note 2 Significant Accounting Policies

       Method of Accounting
       The financial statements of the Plan are prepared under the accrual method of accounting.

       Investment Valuation and Income Recognition
       The Plan's investments are stated at fair value. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. The Company stock is valued at its quoted market price. Participant notes receivable are valued at cost which approximates fair value.

       Purchases and sales of securities are recorded on a settlement-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the date received.

       Payment of Benefits
       Benefits are recorded when paid.

         Management Estimates
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Administrative Expenses
       The  Company  absorbs legal and audit fees  of  the  Plan.
       The Plan pays investment fees and administrative fees.

Note 3 Investments
       The Plan's investments are held by State Street Bank and Trust Co. The following table represents the fair market values of the investments. Investments representing 5%
       or   more   of   the  Plan's  net  assets  are  separately
       identified.



                                              1998                     1997
                                     -----------------------  ----------------------
Investments at                        Number of                  Number of
Fair Value as                         Shares or                  Shares or
Determined by Quoted                  Principal         Fair     Principal      Fair
Market Price                             Amount        Value        Amount     Value

Money Market Funds                            -    $ 146,495             -  $ 59,302

Common Trust Funds
  State St. Principal Preservation
     Fund                               337,355      337,355       207,971   207,971

U.S. Government Securities
  U.S. Treasury Bond, 7.25%,
     Due 8/15/22                              -            -        95,000   109,725
  Other Notes and Bonds                       -      644,351             -   129,591

                                                     644,351                 239,316

Corporate Obligations                         -       14,156             -         -

Common Stocks
  Home Properties of New
     York, Inc.                           9,182      236,437         3,612    98,203
  Other Common Stocks                         -    1,016,524             -   662,829

                                                   1,252,961                 761,032

Mutual Funds                                  -      286,442             -   142,081

Total Investments as Determined
  by Quoted Market Price                           2,681,760               1,409,702

Other Investments at Fair Value
  Participant Notes                           -      130,247             -    55,675

Total Investments at Fair
  Value                                          $ 2,812,007              $1,465,377



Note 3 Investments - Continued

       During  1998  and 1997, the Plan's investments  (including
       investments  bought,  sold  and  held  during  the   year)
       appreciated (depreciated) in value as follows:

                                                 1998        1997
        Net Appreciation (Depreciation)
        in Fair Value
        U.S. Government and Agency
        Obligations                           $20,218     $20,123
        Corporate Obligations                (10,844)           -
        Common Stock                         (30,932)      80,960
        Mutual Funds                            1,055    (11,423)

        Net Appreciation (Depreciation)
        in Fair Value                       $(20,503)     $89,660

Note 4 Reconciliation of Financial Statements to Form 5500

       The following is a reconciliation of net assets available for benefits per the financial statements to the Form
       5500:

                                         12 Months     12 Months
                                      December 31,   December 31,
                                              1998          1997

        Net assets available for
        benefits per the financial
        statements                      $3,222,747    $1,683,553
        Amounts allocated to
        withdrawing participants           (14,120)            -

        Net assets available for
        benefits per the Form 5500      $3,208,627    $1,683,553

        The following is a reconciliation of benefits paid to participants per the financial statements to the Form
        5500:

        Benefits paid to participants per the
        financial statements                            $ 87,238
        Add: Amounts allocated to withdrawing
        participants at December 31, 1998                 14,120
        Less: Amounts allocated to withdrawing
        participants at December 31, 1997                      -
        Benefits paid to participants per the
        Form 5500                                       $101,358

Note 5 Subsequent Events
       Effective January, 1999, the plan was amended to activate an automatic enrollment provision. Once an employee has met the eligibility requirements, he/she is automatically enrolled as a participant of the plan deferring 2% of compensation. The employee may elect to defer 0% up to 15%.

                  INDEPENDENT AUDITORS' REPORT
                ON THE SUPPLEMENTARY INFORMATION


To the Board of Trustees of
Home Properties
Retirement Savings Plan
Rochester, New York

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of assets held for investment purposes, reportable 5% transactions, and loans or fixed income obligations as of or for the year ended December 31, 1998, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Respectfully Submitted,

/s/ Insero, Kasperski, Ciaccia & Co., P.C.

Insero, Kasperski, Ciaccia & Co., P.C.
Certified Public Accountants

Rochester, New York
April 23, 1999

                   EIN#: 16-1455130--PLAN #001

   LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                        DECEMBER 31, 1998


a                           b                                  c                               d          e
Shares or                                                      Description of                       Current
Face Value                  Identity of Issue                  Investment                   Cost      Value

Money Market Funds
   146,495                  SSGA Funds - U.S. Treasury
                                 MMF                           Interest-bearing cash    $146,495   $146,495

Common Trust Funds
   337,355                  State St. Principal Preservation
                                 Fund                          Interest-bearing cash     337,355    337,355

U.S. Government Securities
    10,000                  U.S. Treasury Notes                6.25%, Due 6/30/2002       10,082     10,494
    10,000                  U.S. Treasury Notes                5.875%, Due 9/30/2002       9,957     10,397
    40,000                  U.S. Treasury Notes                5.625%, Due 12/31/2002     40,031     41,312
    50,000                  U.S. Treasury Notes                5.500%, Due 3/31/2000      49,923     50,500
    60,000                  U.S. Treasury Notes                4.500%, Due 9/30/2000      59,945     59,888
    20,000                  U.S. Treasury Notes                5.625%, Due 11/30/2000     20,234     20,356
     5,000                  U.S. Treasury Notes                6.25%, Due 4/30/2001        4,927      5,176
    10,000                  U.S. Treasury Notes                6.625%, Due 7/31/2001      10,065     10,475
   120,000                  U.S. Treasury Notes                5.5%, Due 3/31/2003       119,273    123,600
   120,000                  U.S. Treasury Notes                4.25%, Due 11/15/2003     119,531    118,425
    30,000                  U.S. Treasury Notes                6.5%, Due 8/15/2005        31,847     32,963
    75,000                  U.S. Treasury Bonds                7.25%, Due 8/15/2022       75,614     93,492
    40,000                  U.S. Treasury Bonds                6.5%, Due 11/15/2026       37,400     46,550
    20,000                  Fed. Nat'l Mtg Assoc.              5.75%, Due 2/15/2008       20,788     20,723

                                                                                         609,617    644,351

Corporate Obligations
    25,000                  APP Finance VII Mauritius          3.500%, Due 4/30/2003      25,000     14,156

Corporate Stocks
       300                  American Home Prods Corp           Common Equity              14,485     16,894
     1,400                  Aracruz Celulose Sa-Spon
                                 ADR                           Common Equity              24,234     11,200
     3,250                  Asia Pulp & Paper Spons ADR        Common Equity              29,364     26,609
     1,050                  Canadian National Railway Co.      Common Equity              64,249     54,469


                   EIN#: 16-1455130--PLAN #001

  LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES -
                            CONTINUED
                        DECEMBER 31, 1998



a                             b                             c                           d          e
Shares or                                                   Description of                   Current
Face Value                    Identity of Issue             Investment               Cost      Value

Corporate Stocks - Continued

     9,500                    CDL Hotels International      Common Equity          26,217     24,402
     1,500                    Celltech (UK)                 Common Equity           7,636      9,897
       800                    Corning Inc.                  Common Equity          30,669     36,000
     3,075                    De Beers Cons Mines ADR       Common Equity          55,112     39,207
       800                    Eastman Kodak Co.             Common Equity          57,260     57,600
       200                    Federal National Mtg Assn.    Common Equity          13,491     14,800
       300                    Fort James Corp.              Common Equity          12,951     12,000
    16,200                    Gulf CDA RES Ltd.             Common Equity          46,190     47,588
     9,182                    Home Properties of NY, Inc.   Common Equity         216,684    236,437
     2,750                    International Game
                                  Technology                Common Equity          65,022     66,860
       175                    Kimberly Clark Corp           Common Equity           8,258      9,537
     1,025                    Koninkijke Phillips EL-NY     Common Equity          67,838     69,379
     1,650                    Liz Claiborne                 Common Equity          70,299     52,077
       600                    Mattel, Inc.                  Common Equity          13,521     13,688
       175                    McDonalds Corp                Common Equity           8,292     13,409
     4,361                    Medpartners Inc. New          Common Equity          58,279     22,896
     1,925                    Millipore Corp                Common Equity          63,818     54,742
       775                    Motorola                      Common Equity          46,095     47,323
       875                    National Data Corp            Common Equity          32,867     42,602
     4,875                    Petrobas ADR                  Common Equity          80,486     55,278
       800                    Pharmacia & Upjohn Inc.       Common Equity          28,830     45,300
       900                    Schlumborger, Ltd.            Common Equity          39,743     41,512
     1,300                    Sigma Aldrich Corp            Common Equity          36,675     38,187
       650                    Telebras ADR PFD Block        Common Equity          50,648     47,247
       800                    Teva Pharmacuticles
                                  Inds LTD ADR              Common Equity          27,879     32,551
       475                    YPF Sociedad Anoima, Inc.
                                   ADR                      Common Equity          12,171     13,270
                                                                                1,309,263  1,252,961

                   EIN#: 16-1455130--PLAN #001

  LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES -
                            CONTINUED
                        DECEMBER 31, 1998


a                      b                             c                                   d             e
Shares or                                            Description of                              Current
Face Value             Identity of Issue             Investment                       Cost         Value

Mutual Funds
   4086.79             M&N Fund Global Series A      Mutual Fund                    40,765        39,479
   4269.20             M&N Fund International CL A   Mutual Fund                    55,903        66,472
   4815.26             M&N Fund Small Cap Ser
                            CL A                     Mutual Fund                    56,948        46,419
  15680.91             M&N Fund World Opp. CL A      Mutual Fund                   135,830       134,072

                                                                                   289,446       286,442

Participant Loans
   130,247             Participant Notes             Interest ranging from
                                                     8.75% to 9.75%,
                                                     Due From January,
                                                     1999 Through October
                                                     2003. Collateralized by
                                                     remaining balance of
                                                     participant's account.              -       130,247

Total Assets Held for Investment Purposes                                       $2,717,176    $2,812,007



                   EIN#: 16-1455130--PLAN #001

        LINE 27d - SCHEDULE OF REPORTABLE 5% TRANSACTIONS
              FOR THE YEAR ENDED DECEMBER 31, 1998

         COMPUTED ON JANUARY 1, 1998 VALUE OF $1,683,553



a,b                                              c         d          g            i
                                          Purchase   Selling             Gain (Loss)
Description                     Units        Price     Price       Cost      on Sale

Home Properties of
  New York, Inc.                6,291    $ 162,893  $      -   $      -     $      -
Home Properties of
  New York, Inc.                  691    $       -  $ 17,728   $ 15,003     $  2,725

SSB Principal Preservation
  Fd                          178,778    $ 178,778  $      -   $      -     $      -
SSB Principal Preservation
  Fd                           49,394    $       -  $ 49,394   $ 49,394     $      -

Exeter Fund World Opport
  CL A                         13,061    $ 105,895  $      -   $      -     $      -

U.S. Treasury Notes, 5.5%,
  Due 3/31/2003               120,000    $ 119,273  $      -   $      -     $      -
U.S. Treasury Notes, 5.5%,
  Due 3/31/2003               120,000    $ 119,531  $      -   $      -     $      -

Oracle Sys Corp                 1,500    $  38,528  $      -   $      -     $      -
Oracle Sys Corp                 1,500    $       -  $ 53,491   $ 38,528     $ 14,963

Koninklijke Phillips EL-NY      1,200    $  84,463  $      -   $      -     $      -
Koninklijke Phillips EL-NY        175    $       -  $ 14,470   $ 16,624     $(2,154)

United States Treas Nts.
  5.625% Due 12/31/2002        85,000    $  85,119  $      -   $      -     $      -
United States Treas Nts.
  5.625% Due 12/31/2002        45,000    $       -  $ 46,013   $ 45,088     $    925



                   EIN#: 16-1455130--PLAN #001

    LINE 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1998



                                   Amount Received
                                        During
                                    Reporting Year                                                    Amount Over Due
a,b                  c           d          e          f           g                               h           i
                     Original                          Unpaid
                     Amount of                         Balance at  Description of Loan and Other
Identity of Obligor  Loan        Principal  Interest   Year End    Material Items                  Principal   Interest

John Ellison, Jr.
   ###-##-####       $ 2,000     $    -     $    -     $ 2,000     Original Note Dated 6/9/        $ 1,921     $ 50
                                                                   98, Interest at 8.75%,
                                                                   Due January, 1999,
                                                                   Collateralized by remaining
                                                                   vested account balance


                                                         EXHIBIT 99-2


                CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed by Home Properties of New York, Inc. with respect to the Home Properties Retirement Savings Plan of our report dated April 23, 1999, with respect to the financial statements and schedules of the Home Properties Retirement Savings Plan included in this Annual Report
(Form 11-K) for the year ended December 31, 1998.

Sincerely,

/s/ Insero, Kasperski, Ciaccia & Co., P.C.

Insero, Kasperski, Ciaccia & Co., P.C.
Certified Public Accountants

Rochester, New York
June 28, 1999